Exhibit 10.69

ADDENDUM

SUBSEQUENT TO

the

LETTER AGREEMENT

dated February 20, 2008, made by and between Hollund Industrial Robotics Inc and Aquatic Cellulose International Corp.

Reference is herein made to the TigerLynk Purchase & Sale Agreement dated January 20, 2008, and the Letter Agreement dated February 20, 2008 made by and between Hollund Industrial Robotics Inc, a Canadian corporation (“Buyer”), and AQUATIC CELLULOSE INTERNATIONAL CORP, a Nevada corporation (“Seller”), collectively herein referred to as the “parties”.

This addendum is to document certain adjustments to the method of payment agreed to by the parties.

The parties hereby agree to the following;

(a)

Hollund will deposit 750,000 free trading shares of Hollund Industrial Inc., a Nevada registered company trading on the “PinkSheets” trading system, to the accounts of the Jim Lyons investment group. Hollund will make the deposit via Depository Trust and Clearing Corporation (DTCC), within two days after delivery of the account numbers and appropriate DTCC transfer information.

(b)

Aquatic will consider this deposit of shares as payment received for the March 1, 2008 payment due under the terms of the Purchas and Sale Agreement and Letter Agreement.

IN WITNESS WHEREOF, THIS ADDENDUM SHALL BE EFFECTIVE AS OF March 25, 2008.

 \S\Lonnie Hayward

_\S\Sheridan Westgarde___

Lonnie Hayward, President

Sheridan Westgarde, CEO

Endnotes

AQUATIC CELLULOSE INTERNATIONAL CORPORATION

HOLLUND INDUSTRIAL ROBOTICS INC.

Hollund Addendum March 25, 2008